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CUSIP No. 92532L 10 7                 13G                      Page 9 of 9 Pages


                                                                       Exhibit 1


                             Joint Filing Agreement


      The undersigned parties hereby agree that the Schedule 13G filed herewith (and any amendments thereto) relating to the Common Stock of VerticalNet, Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Act of 1934, as amended.




                                        INTERNET CAPITAL GROUP, INC.


                                        By:  /s/ Henry N. Nassau
                                            ------------------------------------
                                            Name:  Henry N. Nassau
                                            Title: Managing Director, General
                                                   Counsel & Secretary
Dated      February 14, 2002



                                        By:  /s/ Douglas A. Alexander
                                            ------------------------------------
                                            Douglas A. Alexander
Dated      February 14, 2002



                                        By:  /s/ Walter W. Buckley, III
                                            ------------------------------------
                                            Walter W. Buckley, III
Dated      February 14, 2002


                                Page 9 of 9 Pages